UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

CME GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 20, 2009, the following letter was distributed by Class B-1 nominee, William G. Salatich, Jr.:

sal@cmegroup.com	William G. Salatich, Jr.	312-930-8014
Director, CME Group Inc.

I have no bells, no whistles, no web-site, no links, no videos, no rhetoric…

I am plain speaking, accessible daily and resolute in being your voice at the table. You have entrusted me with this privilege in the past and I pledge continued dedication in securing and advancing our interests. I sent you a letter a few weeks ago which I hope you had the opportunity to read. This mailing is a reminder to please vote.

If you have not yet voted, please take the time to do so. By voting, we help safeguard our right to be represented. We members need to be heard.

I respectfully ask for your vote, to continue to be your representative. Vote now for “Sal” Bill Salatich in this year’s election.

Thank you,

Sal

How do I vote?

•

By phone or via the Internet – by calling 1-800-690-6903 or voting electronically over the Internet by going to www.proxyvote.com. You will need to reference the control number on your proxy card when voting by telephone or over the Internet. If you wish to vote by telephone or over the Internet, you may vote until 10:59 p.m., Central Time, on Tuesday, May 12, 2009.

•	By mail – by submitting the proxy card in the envelope provided with the written materials.

•	In person – by voting your proxy card at the annual meeting.

* * *

CME Group Inc. has filed a definitive proxy statement with the Securities and Exchange Commission (“SEC”) regarding the Annual Meeting of Shareholders to be held on May 13, 2009. Shareholders of CME Group Inc. are urged to read the definitive proxy statement and any other relevant materials filed by CME Group Inc. with the SEC because they contain, or will contain, important information about CME Group Inc. and the Annual Meeting. The definitive proxy statement and other relevant materials (when they become available), and any other documents filed by CME Group Inc. with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of these documents by contacting CME Group Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders are urged to read the definitive proxy statement and the other relevant materials (when they become available) before making any voting decision with respect to matters to be acted on at the Annual Meeting.

The preceding material was prepared and distributed solely by the candidate. The views and opinions expressed therein are solely those of the candidate and do not necessarily reflect the views or opinions of CME Group Inc. or its directors, officers or employees, nor have these views or opinions been approved or sanctioned by any of them.